Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:

Mark Namaroff

Director of Investor Relations & Corporate Marketing

(978) 326-4058

investorrelations@analogic.com

Analogic Corporation Announces Results for the

Fourth Quarter and Fiscal Year Ended July 31, 2010

PEABODY, MA (September 21, 2010) – Analogic Corporation (NASDAQ: ALOG), a leading provider of medical imaging and aviation security technology, today announced results for its fourth quarter and fiscal year ended July 31, 2010.

Highlights during the fourth quarter included:

•	Revenues of $117.8 million, up 20% from Q4 of 2009

•	GAAP Diluted EPS of $0.56, compared with a loss of ($0.02) from Q4 of 2009

•	Adjusted non-GAAP Diluted EPS of $0.69

•	Positive cash flow from operations of $4.0 million

Revenues for the fourth fiscal quarter ended July 31, 2010, were $117.8 million, compared with third quarter revenues of $107.2 million and the prior fiscal year’s fourth quarter revenues of $98.3 million. Income from operations for the fourth quarter was $9.8 million, compared with income of $6.2 million in the third quarter of fiscal 2010 and a loss of ($2.6) million in the prior year’s fourth quarter. Reported net income for the fourth quarter of fiscal 2010 was $7.1 million, or $0.56 per diluted share, compared with income of $4.8 million, or $0.38 per diluted share, in the third quarter of fiscal 2010 and a loss of ($0.3) million, or ($0.02) per diluted share, for the prior year’s fourth quarter.

On an adjusted non-GAAP basis, income from operations for the fourth quarter of fiscal 2010 was $12.5 million, compared with $8.3 million in the third quarter and $1.4 million in the prior year’s fourth quarter. Adjusted non-GAAP net income for the fourth quarter was $8.8 million, or $0.69 per diluted share, compared with $6.2 million, or $0.49 per diluted share, in the third quarter of fiscal 2010 and $1.4 million, or $0.11 per diluted share, for the prior year’s fourth quarter. A reconciliation of GAAP to adjusted non-GAAP results is included as an attachment to this press release.

For fiscal 2010, revenues were $423.6 million, compared with revenues of $396.1 million in fiscal 2009, up 7%. Reported net income for fiscal year 2010 totaled $15.6 million, or $1.23 per diluted share, as compared with net income of $3.7 million, or $0.29 per diluted share, for fiscal 2009.

“Our fourth quarter results were very strong, rounding out a good fiscal 2010 for Analogic,” commented Jim Green, president and CEO. “Our 2010 revenues increased 7% while our operating margins improved to 5%, a significant improvement from a loss of (1%) in the previous year. With continued overall growth and an ongoing focus on operational effectiveness, I feel confident in our ability to achieve our fiscal 2012 target of double-digit operating margin.”

Segment Revenues

Revenues from our CT and MRI segment were $63.4 million for the fourth quarter of fiscal 2010, up $2.3 million from the third quarter and up $12.2 million over the prior year’s fourth quarter. Revenues in the fourth quarter were up 24% from Q4 2009 due to increased demand for our products as a result of improving market conditions.

Digital Radiography revenues were $9.9 million for the fourth quarter of fiscal 2010, down $0.1 million from the third quarter and up $1.5 million over the prior year. The increase in revenues of 18% from Q4 of 2009 was due primarily to increasing demand for our Selenium-based digital mammography plates sold outside of the U.S.

Our Specialized Ultrasound segment revenues were $23.0 million for the fourth quarter of fiscal 2010, up $0.9 million from the third quarter and down $0.6 million from the prior year. The slight decline in revenues compared with Q4 of 2009 was primarily due to unfavorable foreign currency effects. In comparison to Q3 of 2010, unfavorable foreign currency effects were offset by normal Q4 seasonal strength and the continued growth of our Flex Focus products.

Security Technology revenues were $18.7 million for the fourth quarter of fiscal 2010, up $6.5 million from the third quarter and up $5.9 million from a year earlier. Revenues were up 46% during the fourth quarter versus the prior year, and up 53% from Q3 of 2010 due to strong engineering revenues and shipments of our high- and medium-throughput certified explosives detection systems.

Use of Adjusted Non-GAAP Financial Measures

This document includes adjusted non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these adjusted non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Adjusted non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The adjusted non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial results. An explanation and a reconciliation of our adjusted non-GAAP measures are provided at the end of this press release.

Forward-Looking Statements

Any statements about future expectations, plans, and prospects for the Company, including statements containing the words “ believes,” “ anticipates,” “ plans,” “ expects,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including risks relating to product development and commercialization, limited demand for the Company’s products, risks associated with competition, uncertainties associated with regulatory agency approvals, competitive pricing pressures, downturns in the economy, the risk of potential intellectual property litigation, and other factors discussed in our most recent quarterly report filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this presentation represent the Company’s views as of the date of this document. While the Company anticipates that subsequent events and developments will cause the

Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any later date.

Conference Call

Analogic will conduct an investor conference call on Tuesday, September 21, at 5:00 p.m. (ET) to discuss the fourth quarter and fiscal year-end results. To participate in the conference call, dial 1-866-823-6992, or 1-334-323-7225 for international callers, approximately ten minutes before the conference is scheduled to begin. Inform the operator that you wish to join the Analogic conference, passcode 42748. You will then be asked for your name, organization, and telephone number, and be connected to the conference. The earnings release and presentation materials related to the quarterly financial information will be posted on the Company’s website at www.analogic.com. The call will also be available via webcast in listen-only mode. To listen to the webcast, visit www.analogic.com approximately five to ten minutes before the conference is scheduled to begin.

A telephone digital replay will be available approximately two hours after the call is completed through midnight (ET) October 21, 2010. To access the digital replay, dial 1-877-919-4059, or 1-334-323-7226 for international callers. The passcode is 37991013. A replay of the conference call webcast will be archived on the Company’s website at www.analogic.com approximately three hours after the call is completed and will be available through midnight (ET) Thursday, October 21, 2010.

For more information on the conference call, visit www.analogic.com, call 978-326-4058, or email investorrelations@analogic.com

About Analogic

Analogic is a high-technology company that designs and manufactures advanced medical imaging and security systems and subsystems sold to original equipment manufacturers (OEMs) and end users in the healthcare and homeland security markets. We are recognized worldwide for advancing state-of-the-art technology in the areas of computed tomography (CT), magnetic resonance imaging (MRI), digital radiography, specialized ultrasound, and automatic explosives detection for airport security. Our OEM customers incorporate our technology into systems that they in turn sell for various medical and security applications. We also sell our ultrasound products directly to hospitals and clinics through our direct worldwide sales force under the brand name BK Medical. For more information, visit www.analogic.com.

CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP)

(Unaudited)

(In thousands, except per share data)	Three months Ended			Twelve months Ended
	July 31, 2010	April 30, 2010	July 31, 2009	July 31, 2010	July 31, 2009
Net revenue:
Product	$105,879	$99,813	$89,515	$393,765	$365,770
Engineering	9,123	5,659	6,543	21,048	21,090
Other	2,754	1,728	2,231	8,784	9,289

Total net revenue	117,756	107,200	98,289	423,597	396,149

Cost of sales:
Product	65,837	62,729	59,849	248,350	242,857
Engineering	7,069	4,825	6,767	18,566	21,398
Other	1,873	1,606	1,636	6,600	6,698

Total cost of sales	74,779	69,160	68,252	273,516	270,953

Gross margin	42,977	38,040	30,037	150,081	125,196

Operating expenses:
Research and product development	12,973	12,588	10,779	49,150	45,276
Selling and marketing	9,355	9,374	8,923	37,653	37,320
General and administrative	10,889	9,891	9,803	41,593	40,166
Restructuring and voluntary retirement charges	(74)	—	3,131	690	6,619

Total operating expenses	33,143	31,853	32,636	129,086	129,381

Income from operations	9,834	6,187	(2,599)	20,995	(4,185)

Other income (expense):
Interest income, net	149	161	267	636	2,573
Gain on sale of other investments	—	—	815	—	838
Other, net	(25)	(45)	(1,152)	(487)	(436)

Total other income	124	116	(70)	149	2,975

Income (loss) before income taxes	9,958	6,303	(2,669)	21,144	(1,210)
Provision for (benefit from) income taxes	2,889	1,467	(2,384)	5,589	(4,915)

Net income (loss)	$7,069	$4,836	$(285)	$15,555	$3,705

Net income (loss) per share:
Basic	$0.56	$0.38	$(0.02)	$1.24	$0.29
Diluted	$0.56	$0.38	$(0.02)	$1.23	$0.29
Dividends declared per share	$0.10	$0.10	$0.10	$0.40	$0.40
Weighted-average shares outstanding:
Basic	12,600	12,587	12,665	12,584	12,835
Diluted	12,680	12,629	12,665	12,655	12,932

CONDENSED CONSOLIDATED BALANCE SHEETS (GAAP)

(Unaudited)

(In thousands, except per share data)	Q4 10	Q4 09
	July 31, 2010	July 31, 2009
Assets:
Cash, cash equivalents, and marketable securities	$169,254	$160,293
Accounts receivable, net	74,493	64,874
Inventories	86,060	79,011
Other current assets	21,989	20,113

Total current assets	351,796	324,291
Property, plant, and equipment, net	78,613	83,688
Other assets	55,367	56,135

Total Assets	$485,776	$464,114

Liabilities and Stockholders’ Equity:
Accounts payable	$24,813	$22,064
Accrued liabilities	36,208	30,330
Advanced payments and deferred revenue	9,048	7,757

Total current liabilities	70,069	60,151

Long-term liabilities	6,665	6,444

Stockholders’ equity	409,042	397,519

Total Liabilities and Stockholders’ Equity:	$485,776	$464,114

UNAUDITED SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP MEASURES

We provide adjusted non-GAAP gross margin, adjusted non-GAAP operating expenses, adjusted non-GAAP income from operations, adjusted non-GAAP income before income taxes, adjusted non-GAAP net income, and adjusted non-GAAP diluted earnings per share as supplemental measures to GAAP regarding our operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Share-Based Compensation Expense

We incur expense related to share-based compensation included in the GAAP presentation of cost of sales, research and development, selling and marketing, general and administrative expense. Although share-based compensation is an expense and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within our control, such as the market price and volatility of our shares, risk-free interest rates, and the expected term and forfeiture rates of the awards. Share-based compensation expense is calculated as of the grant date of each share-based award, and generally cannot be changed or influenced by management after the grant date. Our management team believes that exclusion of these expenses allows comparisons of operating results that are consistent between periods and allows comparisons of our operating results to those of other companies that disclose adjusted non-GAAP financial measures that exclude share-based compensation.

Acquisition Related Expenses

We incur amortization of intangibles and other expenses related to acquisitions it has made in recent years. The intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

Restructuring Charges

We continuously strive to improve its operating efficiency. During the three months ended January 31, 2010, we reduced our work force by 17 employees worldwide. The total cost, including severance and personnel related costs, was $764,000 and was recorded as an operating expense during the three months ended January 31, 2010.

During the three months ended July 31, 2009, we reduced our workforce by 85 employees or approximately 6% worldwide and vacated 50% of our office facility in Canton, MA on July 31, 2009 as a result of moving certain operations to our Peabody facility. The total cost of these activities was $3,131,000, which was recorded as an operating expense during the three months ended July 31, 2009.

During the three months ended January 31, 2009, we reduced our work force by 145 employees or approximately 9% worldwide. The total cost of these activities was $3,811,000 of which $3,488,000 was recorded as an operating expense during the three months ended January 31, 2009. An additional $323,000 was charged against restructuring accruals previously recorded as part of the Copley acquisition.

Gain on Sale of Other Investments

During the three months ended July 31, 2009, we received $838,000 as the final escrow payment related to the sale of its interest in an investment, which was recorded as other income in the twelve months ended July 31, 2009.

Taxes

For purposes of calculating adjusted non-GAAP net income and adjusted non-GAAP diluted earnings per share, we adjust the provision (benefit) for income taxes to tax effect the non-GAAP adjustments described above as they have a significant impact on our income tax provision (benefit). In addition, from time-to-time, we recognize certain non-recurring tax adjustments. In the three months ended January 31, 2009, we recorded $1,729,000 of discrete tax benefits of which $1,232,000 related to an income tax refund for R&D tax credits and $497,000 related to the settlement of an income tax audit. In the three months ended April 30, 2009, we recorded $124,000 related to interest received on a tax refund. In the three months ended July 31, 2009, we recorded $244,000 for a tax refund and related interest. As these adjustments do not reflect the underlying performance of the business they have been excluded from adjusted non-GAAP net income.

We exclude the above-described expenses, their related tax impact and other non-recurring tax benefits in evaluating short-term and long-term operating trends in our operations, and allocating resources to various initiatives and operational requirements. We believe that these adjusted non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making.

These adjusted non-GAAP financial measures have not been prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Further, these adjusted non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.

The following table reconciles the adjusted non-GAAP financial measures to their most directly comparable GAAP financial measures.

NON-GAAP STATEMENTS OF OPERATIONS RECONCILIATION

(In thousands, except per share data)	Three months Ended			Twelve months Ended
	July 31, 2010	April 30, 2010	July 31, 2009	July 31, 2010	July 31, 2009

GAAP Gross Margin	$42,977	$38,040	$30,037	$150,081	$125,196
Share-based compensation expense	101	179	58	445	272
Acquisition related expenses	282	282	282	1,128	1,983

Adjusted Non-GAAP Gross Margin	$43,360	$38,501	$30,377	$151,654	$127,451

Percentage of Total Net Revenue	36.8%	35.9%	30.9%	35.8%	32.2%

GAAP Operating expenses	$33,143	$31,853	$32,636	$129,086	$129,381
Share-based compensation expense	(1,863)	(1,210)	(124)	(5,346)	(3,696)
Restructuring and voluntary retirement charges	74	—	(3,131)	(690)	(6,619)
Acquisition related expenses	(450)	(451)	(450)	(1,803)	(1,799)

Adjusted Non-GAAP Operating Expenses	$30,904	$30,192	$28,931	$121,247	$117,267

Percentage of Total Net Revenue	26.2%	28.2%	29.4%	28.6%	29.6%

GAAP Income (Loss) From Operations	$9,834	$6,187	$(2,599)	$20,995	$(4,185)
Share-based compensation expense	1,964	1,389	182	5,791	3,968
Restructuring and voluntary retirement charges	(74)	—	3,131	690	6,619
Acquisition related expenses	732	733	732	2,931	3,782

Adjusted Non-GAAP Income From Operations	$12,456	$8,309	$1,446	$30,407	$10,184

Percentage of Total Net Revenue	10.6%	7.8%	1.5%	7.2%	2.6%
GAAP Other Income (Expense)	$124	$116	$(70)	$149	$2,975
Gain on sale of other investments and other	—	—	(838)	—	(838)

Adjusted Non-GAAP Other Income (Expense)	$124	$116	$(908)	$149	$2,137

Percentage of Total Net Revenue	0.1%	0.1%	-0.9%	0.0%	0.5%

GAAP Income (Loss) Before Taxes	$9,958	$6,303	$(2,669)	$21,144	$(1,210)
Share-based compensation expense	1,964	1,389	182	5,791	3,968
Restructuring and voluntary retirement charges	(74)	—	3,131	690	6,619
Acquisition related expenses	732	733	732	2,931	3,782
Gain on sale of other investments and other	—	—	(838)	—	(838)

Adjusted Non-GAAP Income (Loss) Before Taxes	$12,580	$8,425	$538	$30,556	$12,321

Percentage of Total Net Revenue	10.7%	7.9%	0.5%	7.2%	3.1%

GAAP Net Income (Loss)	$7,069	$4,836	$(285)	$15,555	$3,705
Share-based compensation expense	1,293	940	142	3,870	2,737
Restructuring and voluntary retirement charges	(54)	—	1,962	438	4,334
Acquisition related expenses	465	450	357	1,860	2,383
Gain on sale of other investments and other	—	—	(528)	—	(528)
Tax refunds and related interest	—	—	(244)	—	(2,097)

Adjusted Non-GAAP Net Income	$8,773	$6,226	$1,404	$21,723	$10,534

Percentage of Total Net Revenue	7.5%	5.8%	1.4%	5.1%	2.7%

GAAP Diluted Net Income (Loss) Per Share	$0.56	$0.38	$(0.02)	$1.23	$0.29
Effect of Non-GAAP Adjustments	0.13	0.11	0.13	0.49	0.52

Adjusted Non-GAAP Diluted Net Income Per Share	$0.69	$0.49	$0.11	$1.72	$0.81